As filed with the Securities and Exchange Commission on July 9, 2003

Registration No. 333-69252

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-1016240 (I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

Telephone: (704) 752-4400

(Address, including zip code, telephone number, including area code, of registrant’s principal executive offices)

SPX CORPORATION RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

(Full title of the plan)

Christopher J. Kearney

Vice President, Secretary and General Counsel

SPX Corporation

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

Telephone: (704) 752-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

George C. McKann, Esq.

Gardner, Carton & Douglas

191 N. Wacker Drive, Suite 3700

Chicago, Illinois 60606-1698

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $10 per share (3)(4)	(5)	$ (5)	$120,000,000	$30,000(6)

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. § 230.416.
(3)	Includes associated rights (“Rights”) to purchase Series A Junior Participating Preferred Stock of the Registrant that will not be exercisable or evidenced separately from the Common Stock of the Registrant prior to the occurrence of certain events.
(4)	Estimated in accordance with Rule 457(o).
(5)	Pursuant to Rule 457(o), the maximum aggregate offering price of the Common Stock and Plan Interest offered hereunder will be $120,000,000. The number of shares and the offering price per share cannot be determined at this time.
(6)	Previously paid.

SPX CORPORATION

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT ON FORM S-8

SPX Corporation (“Registrant” or the “Company”) has earlier filed a registration statement on Form S-8 (File No. 333-69252) relating to the SPX Corporation Retirement Savings and Stock Ownership Plan (the “Earlier Registration Statement”). This Post-Effective Amendment No. 1 is being filed to permit the Company to offer newly issued new shares pursuant to such plan.

PART II

Item 8.    Index to Exhibits.

Exhibit Number	Description of Document
4.1	The Registrant’s Restated Certificate of Incorporation, as amended, dated May 16, 2002, incorporated herein by reference from the Registrant’s Quarterly Report 10-Q for the quarter ended June 30, 2002.

4.2	The Registrant’s Bylaws, as amended, effective beginning April 1, 2003, incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

4.3	Rights Agreement dated as of June 25, 1996 between the Company and The Bank of New York, as Rights Agents, relating to Rights to purchase Preferred Stock under certain circumstances, incorporated herein by reference from the Company’s Registration Statement on Form 8-A filed on June 26, 1996.

4.4	Amendment No. 1 to Rights Agreement, effective October 22, 1997, between the Company and The Bank of New York, incorporated herein by reference from the Company’s Registration Statement on Form 8-A/A filed on January 9, 1998.

4.5	Amendment No. 2 to Rights Agreement dated as of June 26, 2002, incorporated herein by reference from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

5.1*	Opinion of Gardner Carton & Douglas, LLC

23.1*	Consent of Gardner Carton & Douglas, LLC (included in Exhibit 5.1)

24.2	Powers of Attorney (previously filed)

*Filed herewith

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muskegon, State of Michigan, on this 9th day of July, 2003.

SPX CORPORATION

By:	/s/ CHRISTOPHER J. KEARNEY
Christopher J. Kearney
Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 8th day of July, 2003.

*	*
John B. Blystone Chairman, President and Chief Executive Officer Director	Patrick J. O’Leary Vice President Finance, Treasurer and Chief Financial Officer

*	*
Ron Winowiecki Corporate Controller and Chief Accounting Officer	J. Kermit Campbell Director

*	*
Sarah R. Coffin Director	David P. Williams Director

*	*
Emerson U. Fullwood Director	Charles E. Johnson II Director

* /s/ CHRISTOPHER J. KEARNEY
By: Christopher J. Kearney as Attorney-In-Fact pursuant to powers of attorney granted in Registration Statement No. 333-69252, September 10, 2001

S-1

Pursuant to the requirements of the Securities Act of 1933, as amended, the SPX Administrative Committee, which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muskegon, State of Michigan, on this 9th day of July, 2003.

SPX CORPORATION RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

By:	/s/ CHRISTOPHER J. KEARNEY
Christopher J. Kearney
Vice President, Secretary, General Counsel and Member of the SPX Administrative Committee

S-2

Index to Exhibits

Exhibit Number	Description of Document
4.1	The Registrant’s Restated Certificate of Incorporation, as amended, dated May 16, 2002, incorporated herein by reference from the Registrant’s Quarterly Report 10-Q for the quarter ended June 30, 2002.

4.2	The Registrant’s Bylaws, as amended, effective beginning April 1, 2003, incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

4.3	Rights Agreement dated as of June 25, 1996 between the Company and The Bank of New York, as Rights Agents, relating to Rights to purchase Preferred Stock under certain circumstances, incorporated herein by reference from the Company’s Registration Statement on Form 8-A filed on June 26, 1996.

4.4	Amendment No. 1 to Rights Agreement, effective October 22, 1997, between the Company and The Bank of New York, incorporated herein by reference from the Company’s Registration Statement on Form 8-A/A filed on January 9, 1998.

4.5	Amendment No. 2 to Rights Agreement dated as of June 26, 2002, incorporated herein by reference from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

5.1*	Opinion of Gardner Carton & Douglas, LLC

23.1*	Consent of Gardner Carton & Douglas, LLC (included in Exhibit 5.1)

24.2	Powers of Attorney (previously filed)

*Filed herewith